November 6, 2019

GenMark Diagnostics Reports Third Quarter 2019 Results

CARLSBAD, Calif - GenMark Diagnostics, Inc. (Nasdaq: GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the quarter ended September 30, 2019.

Highlights

•	Recognized total revenue of $20.9 million and achieved total gross margin of 34%

◦	ePlex revenue of $13.4 million represented 64% of total revenue

◦	ePlex revenue grew 98% compared to the prior year period

•	Placed 51 net new ePlex analyzers, expanding the global installed base to 489 placements

◦	ePlex installed base grew 57% compared to the prior year period

•	Obtained a Proprietary Laboratory Analysis (PLA) reimbursement code for the ePlex Respiratory Pathogen Panel

“Our recently launched Blood Culture ID panels, which provide the broadest coverage of molecular targets for the detection of sepsis, are significantly bolstering our competitive position. With a highly differentiated menu and superior testing efficiency, ePlex is increasingly being recognized in the syndromic testing market as the best-in-class system for delivering high quality, patient-centered care,” said Hany Massarany, President and Chief Executive Officer. “I’m very encouraged by the momentum that our company continues to gain and I’m confident that our strong commercial team and consistent operational execution will continue to drive our performance and growth in this very attractive and rapidly growing market.”

Third Quarter Financial Results
Revenue was $20.9 million in the third quarter of 2019, an increase of 32% versus $15.8 million in the third quarter of 2018. Gross profit was $7.1 million, or 34% of revenue, compared with $5.6 million, or 36% of revenue in the same period of 2018.

Operating expenses for the third quarter of 2019 were $17.3 million compared to $16.2 million in the same period of 2018. The increase was largely due to the investment in the launch of the BCID panels.

Loss per share was $0.20 for the third quarter of 2019, compared to a $0.20 loss per share in the third quarter of 2018.

Cash and investments were $33.2 million as of September 30, 2019.

Guidance for Full Year 2019
GenMark continues to expect total revenue for the full year 2019 to be in the range of $85 million to $90 million.

The Company expects global ePlex placements to range from 170 to 190 net new analyzers with an annuity per analyzer of $135,000 to $145,000.

Gross margin is expected to be in the 31% to 33% range. Operating expenses are expected to be approximately $65 million to $70 million. Cash usage is projected to be in the range of $25 million to $30 million.

Webcast and Conference Call Information
GenMark will be hosting a conference call to discuss third quarter results in further detail on Wednesday, November 6, 2019 starting at 4:30 p.m. ET. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 2190875 approximately five minutes prior to the start time.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections.  For more information, visit www.genmarkdx.com.

Safe Harbor Statement

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect the Company’s future operating results and financial position. Such statements, including, but not limited to, those regarding its future financial performance, achievement of profitability targets, plans and objectives of management, and the timely and effective commercialization and clinical impact of the Company’s ePlex system, are all subject to risks and uncertainties that could cause actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, GenMark’s ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, the Company’s ability to successfully expand sales of its product offerings outside the United States, and third-party payor reimbursement to its customers, as well as other risks and uncertainties described under the “Risk Factors” in GenMark’s public filings with the Securities and Exchange Commission. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Investor Relations Contact
Leigh Salvo
(415) 937-5404
ir@genmarkdx.com

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	September 30, 2019	December 31, 2018
ASSETS:
Current Assets:
Cash and cash equivalents	$24,308	$36,286
Short-term marketable securities	8,879	8,882
Accounts receivable, net of allowances of $131 and $75, respectively	10,448	11,534
Inventories, net	12,570	10,244
Prepaid expenses and other current assets	2,071	1,483
Total current assets	58,276	68,429

Property and equipment, net	18,863	21,070
Intangible assets, net	1,580	2,023
Restricted cash	758	758
Noncurrent operating lease right-of-use assets	4,766	—
Other long-term assets	809	701
Total assets	$85,052	$92,981

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$10,007	$9,886
Accrued compensation	7,720	7,358
Current operating lease liability	1,828	—
Other current liabilities	2,089	3,043
Total current liabilities	21,644	20,287

Deferred rent	—	2,996
Long-term debt	48,720	36,042
Noncurrent operating lease liability	6,071	—
Other noncurrent liabilities	55	109
Total liabilities	76,490	59,434

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 58,044 and 56,240 shares issued and outstanding, respectively	6	6
Additional paid-in capital	512,451	500,344
Accumulated deficit	(503,946)	(466,883)
Accumulated other comprehensive income	51	80
Total stockholders’ equity	8,562	33,547
Total liabilities and stockholders’ equity	$85,052	$92,981

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Product revenue	$20,822	$15,713	$60,413	$51,156
License and other revenue	96	82	412	225
Total revenue	20,918	15,795	60,825	51,381
Cost of revenue	13,868	10,165	41,339	37,172
Gross profit	7,050	5,630	19,486	14,209
Operating expenses:
Sales and marketing	6,279	5,375	17,991	15,964
General and administrative	4,765	4,718	14,217	13,398
Research and development	6,294	6,105	20,386	22,007
Total operating expenses	17,338	16,198	52,594	51,369
Loss from operations	(10,288)	(10,568)	(33,108)	(37,160)
Other income (expense):
Interest income	126	188	438	577
Interest expense	(1,527)	(661)	(4,331)	(2,246)
Other income (expense)	(19)	53	(34)	(49)
Total other income (expense)	(1,420)	(420)	(3,927)	(1,718)
Loss before provision for income taxes	(11,708)	(10,988)	(37,035)	(38,878)
Income tax (benefit) expense	(33)	5	28	59
Net loss	$(11,675)	$(10,993)	$(37,063)	$(38,937)
Net loss per share, basic and diluted	$(0.20)	$(0.20)	$(0.65)	$(0.70)
Weighted average number of shares outstanding, basic and diluted	57,718	55,847	57,161	55,535

Other comprehensive loss:
Net loss	$(11,675)	$(10,993)	$(37,063)	$(38,937)
Other comprehensive income/(loss):
Foreign currency translation adjustments, net of tax	(46)	(51)	(37)	(31)
Net unrealized gains on marketable securities, net of tax	—	4	8	27
Total other comprehensive income	(46)	(47)	(29)	(4)
Total comprehensive loss	$(11,721)	$(11,040)	$(37,092)	$(38,941)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net loss	$(37,063)	$(38,937)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,393	5,281
Net accretion of premiums/discounts on investments	(134)	(110)
Amortization of deferred debt issuance costs	1,266	725
Stock-based compensation	8,840	8,895
Provision for bad debt	93	24
Non-cash inventory adjustments	1,653	1,061
Other non-cash adjustments	175	(62)
Changes in operating assets and liabilities:
Accounts receivable	993	797
Inventories	(5,471)	(3,847)
Prepaid expenses and other assets	(857)	384
Accounts payable	345	(3,408)
Accrued compensation	(406)	1,053
Other current and non-current liabilities	(398)	(756)
Net cash used in operating activities	(25,571)	(28,900)
Investing activities:
Purchases of property and equipment	(1,193)	(1,060)
Purchases of marketable securities	(26,735)	(28,785)
Maturities of marketable securities	26,880	56,500
Net cash (used in) provided by investing activities	(1,048)	26,655
Financing activities:
Proceeds from issuance of common stock, net of offering costs	2,837	535
Principal repayment of borrowings	(35,070)	(68)
Proceeds from borrowings	50,000	—
Payments associated with debt issuance	(3,588)	(20)
Proceeds from stock option exercises	432	22
Net cash provided by financing activities	14,611	469
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	30	27
Net decrease in cash, cash equivalents, and restricted cash	(11,978)	(1,749)
Cash, cash equivalents, and restricted cash at beginning of year	37,044	27,512
Cash, cash equivalents, and restricted cash at end of period	$25,066	$25,763
Non-cash investing and financing activities:
Transfer of systems to property and equipment from inventory	$1,492	$2,477
Property and equipment included in accounts payable	$147	$746
Supplemental cash flow information:
Cash paid for income taxes, net	$85	$133
Cash paid for interest	$2,890	$1,517